Exhibit 10.1

December 26, 2017

Coca-Cola Bottling Co. Consolidated

4100 Coca Cola Plaza

Charlotte, North Carolina 28211

Attention: Lawrence K. Workman, Jr.,

Vice President

Re: Legacy Facility Credit

Dear Kent:

Reference is made to that certain letter agreement, dated as of March 31, 2017 (the “TSR Letter”), by and between The Coca-Cola Company, a Delaware corporation (“Company”), and Coca-Cola Bottling Co. Consolidated, a Delaware corporation (“Bottler”), as amended June 22, 2017. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the TSR Letter.

This letter sets forth Company’s and Bottler’s mutual agreement that the full amount of the Legacy Facility Credit owed to Bottler in accordance with the TSR Letter is $43,011,670.88. Company agrees to pay such amount to Bottler within five (5) Business Days following the date hereof in accordance with the wire instructions to be separately provided by Bottler. Bottler acknowledges and agrees that, upon such payment, Company will be fully released and discharged of any obligation in respect of the Legacy Facility Credit.

[Signature Page Follows]

THE COCA-COLA COMPANY

By:	J. A. M. Douglas, Jr.
Name:	J. A. M. Douglas, Jr.
Title:	Authorized Representative

Acknowledged and Agreed:

COCA-COLA BOTTLING CO. CONSOLIDATED

By:	/s/ James E. Harris
Name:	James E. Harris
Title:	Executive Vice President

cc:    John V. McIntosh